EXHIBIT 10.10

                   KIWA Bio-Tech Products (Shandong) Co., Ltd.
                          Annual Distribution Contract

              Party A: KIWA Bio-Tech Products (Shandong) Co., Ltd.

                   Party B: Xinjiang Rundi Bio-tech Co., Ltd.



         WHEREAS:

     To safeguard the legitimate rights and interests of Party A and Party B, in accordance with the Contract Law of the People's Republic of China and other relating laws and administrative regulations, in the principle of reciprocity, mutual benefit and development, for the subject matter that Party A authorizes Party B to be the exclusive distributor in Xinjiang Uygur Autonomous Region for Party A's products, both parties agree as follows:

         1. Appointment and flow direction control

     1.1 Party A appoints Party B as the exclusive distributor in Xinjiang Uygur Autonomous Region (hereinafter referred to as the "Designated Territory") for Party A's products. Party A's products include "Yi Mu Ling" water flush fertilizer, "Pu Guang Fu" liquid fertilizer for plant's leaves, "Zhi Guang You" compound microorganism fertilizer and organic fertilizer. Both parties agree that under the same conditions for distribution of Party A's other follow-up fertilizer products in such territory Party A shall give first rank to choose Party B as the exclusive distributor and this Contract shall apply.

     1.2  Party  B's  appointment  as the  exclusive  distributor  for Party A's products shall be effective from Janurary 1, 2007 to December 31, 2009 (hereinafter referred to as the "Distribution Year"). If Party B reaches the sales objective provided herein upon expiration of such term, Party A shall continue the appointment of Party B as the exclusive distributor in the designated territory, otherwise Party A may decide at its own discretion to notify Party B in writing of whether to extend the appointment of Party B as the exclusive distributor. If Party B accepts this proposal, then the appointment of Party B as the exclusive distributor of Party A's products shall be extended.

     1.3 The areas for Party B or its any sub-tier distributor who purchases the products directly or indirectly from Party B to distribute Party A's products shall be limited to the designated territory. Except as otherwise prior written consent is acquired from Party A, Party B may not distribute Party A's products at the areas other than the designated territory, nor appoint any individual, company or distributor outside the designated territory for any reason or in any manner.

     1.4 If Party B or its any sub-tier distributor who purchases the products directly or indirectly from Party B breaches the stipulations regarding product flow control in selling or transferring the products, Party B shall be deemed as breach of contract, Party A shall have the right to request Party B to stop such noncompliance immediately, and Party B shall pay to Party A the liquidated damages at 15% of the sales value of the nonconforming sales. If Party B fails to stop the nonconforming conduct after being informed, Party A shall have the right to unilaterally disqualify Party B as the exclusive distributor.

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         2. Sales objective

     2.1 The sales objective shall mean the total value of the products purchased by Party A in the distribution year calculated at the actual price for account settlement between the parties. The sales objective of a distribution year shall be RMB (pound)*50,000,000.

     2.2 Party B shall reach the annual sales objective. If Party B fails to reach 80% of the sales objective for such period of time, Party A shall have the right to disqualify Party B as the exclusive distributor.

         3. Product pricing

     3.1 Party B may execute Party A's price list to its sub-tier distributors and terminal customers. Party A shall have the right to adjust the product price system with a notice to Party B one month in advance.

     3.2 Settlement price between Party A and Party B shall be 75% of the terminal sales price constituted by Party A.

     3.3 Party B cannot determine at its own discretion the sales price for the sub-tier distributors, and the retail prices in the designated territory shall not be reduced in any name (including sales promotion or discount) so as to prevent unjust price competition.

         4. Purchase order and delivery

     4.1 Both parties agree to determine the product family, specification, quantity, delivery date, arrival place for each batch of goods in purchase order, and this Contract shall apply for other provisions. Party B shall place purchase order in writing ten days in advance, and the purchase order shall become effective after signed by the duly authorized representatives of the parties and affixed with the official seals or special stamp dedicated for contract of both parties. The purchase order shall form the integral part of this Contract.

     4.2 Once the purchase order is signed, either party may not alter or rescind the purchase order unilaterally. If Party B requests replacement of goods for the reason that different family of products are needed for different season, Party A shall make replacement of the goods, and the additional cost shall be borne by Party B, but no replacement may be made after one year from the date of delivery.

     4.3 Party A acknowledge that Party A shall ship the goods within two days after receiving the advance payment specified in Clause 6.1 hereof, and shall notify in writing Party B of the date of shipment, quantity and way of shipment. If for any individual time the order of Party A's products is more than one ton (inclusive one ton), Party A shall be responsible for consigning the goods to shipment by railway, and pay the railway shipment cost and the insurance cost, and the destination shall be subject to the railway station closest to the site designated by Party B. After the goods arrive at such destination, the consignment risks and all costs including shipping cost shall be borne by Party
B. If for any individual time the order of Party A's products is less than one ton or Party B requests to adopt other way of shipment, Party A shall not be responsible for the shipping cost and the insurance cost, but Party A can handle the consignment formality at Party B's account.

     4.5 If Party A fails to ship the goods within the time limit specified in the purchase order, the liquidated damages shall be calculated on the basis of the value of goods of overdue shipment with the punitive interest for overdue loan, for each day at 0.03% of the value of goods of overdue shipment, except for that the late shipment is approved by Party B.

         5. Product acceptance and objection

     5.1 Party B shall perform acceptance check on the type, quantity and packing of goods within five days after receiving the goods. If Party B has any objection, Party B shall raise the objection in writing to Party A within five days after receiving the goods. If no acceptance check is made within the specified time limit or no objection is raised within the specified time limit, the goods shall be deemed as accepted.

     5.2 If Party B finds any product quality problem within two months after receiving the goods or finds shortage in quantity, and it is necessary to return, replace or supplement the goods, Party B shall give notice in writing to Party A and take good care of the defective goods. After Party A's authorized representative confirms the responsibility is with Party A, the action to return, replace or supplement the goods shall happen. If any such request is not raised within the due time, all the goods shall be deemed acceptable.

     5.3 After receiving Party B's objection or request of compensation, Party A shall given written response within seven days after receiving the objection or request of compensation, if Party A's failure to do so shall be deemed as that Party A agrees to supplement the goods or deduct the payment for the goods in shortage.

         6. Account settlement and payment

     6.1 Within five days after a purchase order is signed, Party B shall advance to Party A 50% of the total payment for the goods under the purchase order, and pay the arrears 50% of the total payment at next time of placing purchase order, but the on-credit period shall not be more than two months from delivery date, if the time interval between the previous purchase order and the following purchase order is more than two months, Party B shall pay the arrears in full amount at the end of two months from last shipment. Party B may choose to make the payment for goods by check or draft and remit to the account designated by Party A.

     6.2 If terminal clients developed by Party B place orders directly with Party A with the terminal sales price, Party A shall pay 25% of the total payment as the commission fee to Party B three days after receiving the payment from the terminal clients.

     6.3 If Party B fails to make payment within the due time, the liquidated damages shall be calculated on the basis of the value of goods of overdue shipment with the punitive interest for overdue loan, for each day at 0.03% of the value of goods of overdue shipment. In case the arrearage is more than RMB100,000 on credit for more than 4 months from the date of shipment, Party A shall have the right to unilaterally disqualify Party B as the exclusive distributor.

     6.4 Party B shall pay the full amount according to the invoice. In case of any damage or quantity shortage, it shall be handled separately through consultation, Party B may not make deduction from the payment of goods automatically.

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         7. Marketing support

     7.1 Both parties agree to work closely together to carry out the marketing work for Party A's products, and give full conveniences and support to each other. In the meantime, both parties agree to adopt application test and market promotion synchronically in selling goods in designated area. Party B will be in charge of contacting and confirming of the places for application test and coordinated institutions, while Party A will be responsible for providing sample products and techinical support.

     7.2 Both parties agree to take the second (2) way below to make advertising investment in the designated territory:

     (1) The product advertising investment in the designated territory shall be paid by Party A. Both parties guarantee that their respective annual advertising investment shall not be less than 2.5% of the total payment for goods at the designated territory.

     (2) The product advertising investment in the designated territory shall be paid initially by Party A.

     The advertising investment as used herein shall mean the costs for advertising material preparation and advertisement publicity excluding labor cost.

     7.3 Party A shall provide Party B with the following services and support:

     (1)to issue to Party B the letter of appointment as exclusive distributor and the nameplate for exclusive distributor.

     (2)to assist Party B in formulating proper marketing plan and scheme based on the situation of Party B and the local area.

     (3)Party A shall be responsible for advertisement design, providing the advertising materials and the training documents, and assisting Party B in formulating the advertising scheme which conforms to the situation of the local area.

     (4)Party A shall assign special person to provide Party B with timely all-round services, and give on-site technical guidance from time to time.

     (5)Party A shall have hotline telephone to answer all kinds of technical questions which may be raised from time to time by the distributor and the customers.

         8. Fee for Developing Market in Early Stage

     8.1 Party A agrees to pay the fee for exploring market in the early stage in Xinjiang Uygur Autonomous Region to Party B, which is 3% of the appointed annual sales objective in the second item. The exploring fee is only applicable for the first year of distribution.

     8.2 Party A shall pay the fee above two months after signing this contract, expenses Party A has already paid to Party B before the contract shall also be accounted.

         9. Miscellaneous

     9.1 Party B shall keep confidential Party A's business secrets related to Party A's products which may come to the knowledge of Party B during the distribution activities. Such confidentiality obligations shall apply within five years after this Contract is terminated for any reason. After this Contract is terminated due to expiration of the distribution term or is rescinded for any other reason, Party B shall return to Party A all the documents of Party A, letter of appointment as exclusive distributor and the nameplate for exclusive

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distributor  (including  duplicates).  In the event that  Party B  breaches  its confidentiality obligations, Party A shall have the right to claim to Party B the compensation for losses.

     9.2 In the event that under special circumstances such as any force majeure event or an change to the state policy which makes either party impossible to perform this Contract, the other parties shall be exempted from its liabilities for breach of contract. Anything in connection therewith shall be settled by the parties through discussion.

     9.3 For matters not covered  herein,  both parties may agree upon otherwise
through  discussions  and  reach  supplementary   agreement.  The  supplementary
agreement shall be equally authentic with this Contract.

     9.4 This Contract shall become effective as of the date of execution by both parties. This Contract is signed on December 26, 2006 in Urumchi City, Xinjiang Uygur Autonomous Region. This Contract shall be made in duplicate, and each party shall hold one original copy. The two original copies shall be equally authentic.



Party A: KIWA Bio-Tech Products (Shandong) Co., Ltd.

Authorized representative:  /s/  Yunlong Zhang
                            ------------------
                                 Yunlong Zhang


Position: Director





Party B: Xinjiang Rundi Bio-tech Co., Ltd.

Authorized representative:  /s/  Bin Liu
                            ------------------
                                 Bin Liu

Position: Chairman of Board of Directors